UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  October 20, 2025

Huntington Bancshares Incorporated
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s address: 41 South High Street, Columbus, Ohio 43287

Registrant’s telephone number, including area code: (614) 480-2265

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of class	Trading Symbol(s)	Name of exchange on which registered
Depositary Shares (each representing a 1/40th interest in a share of 4.500% Series H Non-Cumulative, perpetual preferred stock	HBANP	NASDAQ
Depositary Shares (each representing a 1/1000th interest in a share of 5.70% Series I Non-Cumulative, perpetual preferred stock)	HBANM	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 6.875% Series J Non-Cumulative, perpetual preferred stock)	HBANL	NASDAQ
Common Stock-Par Value $0.01 per Share	HBAN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02	Results of Operations and Financial Condition.

On October 20, 2025, Huntington Bancshares Incorporated (“Huntington”) issued a press release announcing the completion of the Merger and the Bank Merger (in each case, as defined below) (the “Press Release”), which Press Release includes certain combined company financial information for the quarterly period ended September 30, 2025.  The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 2.02.

Item 8.01.	Other Events.

Effective October 20, 2025 (the “Closing Date”), Huntington completed its previously announced acquisition of Veritex Holdings, Inc., a Texas corporation (“Veritex”), pursuant to the Agreement and Plan of Merger, dated as of July 13, 2025 (the “Merger Agreement”), by and between Huntington and Veritex.  Pursuant to the Merger Agreement, (i) Veritex merged with and into Huntington, with Huntington continuing as the surviving corporation (the “Merger”), and (ii) following the Merger, Veritex Community Bank, a Texas state-chartered bank and a wholly owned subsidiary of Veritex, merged with and into The Huntington National Bank, a national bank and a wholly owned subsidiary of Huntington, with The Huntington National Bank continuing as the surviving bank (the “Bank Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Veritex (“Veritex Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Huntington or Veritex, was converted into the right to receive 1.95 shares of common stock (the “Exchange Ratio” and such shares, the “Merger Consideration”), par value $0.01 per share, of Huntington (“Huntington Common Stock”).  Holders of Veritex Common Stock who would otherwise have been entitled to receive a fraction of a share of Huntington Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.

Additionally, pursuant to the Merger Agreement:  (i) each Veritex stock option with an exercise price that was less than the per share value of the Merger Consideration was cancelled in exchange for an amount in cash based on the Merger Consideration less the exercise price of such Veritex stock option; (ii) each Veritex stock option with an exercise price that was equal to or greater than the per share value of the Merger Consideration was cancelled for no consideration; and (iii) each outstanding Veritex restricted stock unit award was cancelled and converted into the right to receive a number of shares of Huntington Common Stock based on the Exchange Ratio, with any performance-based vesting conditions applicable to such Veritex restricted stock unit awards deemed achieved at the target level.

A copy of the Press Release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 20, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

	By:	/s/ Marcy C. Hingst
Marcy C. Hingst
General Counsel

Dated: October 20, 2025

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